UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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COMPUTER TASK GROUP, INCORPORATED

June 18, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Thursday, July 26, 2018 at 10:00 a.m. Eastern time.

Your proxy card is enclosed. Your vote is important. I urge you to submit your vote as soon as possible, whether or not you plan to attend the meeting. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

Daniel J. Sullivan

Chairman of the Board

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JULY 26, 2018

Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York 14209 on Thursday, July 26, 2018, at 10:00 a.m. Eastern time for the following purposes:

1. To elect two members of the Board of Directors, whose terms are described in the proxy statement.

2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2018 fiscal year.

4. To approve amendments to the Company’s Restated Certificate of Incorporation and Restated By-Laws to declassify the Board for the annual election of directors.

5. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

We have selected the close of business on Tuesday, June 12, 2018 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York

June 18, 2018

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

            and General Counsel

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON

THURSDAY, JULY 26, 2018

THE PROXY STATEMENT, FORM OF PROXY,

NOTICE OF MEETING AND ANNUAL REPORT

TO THE SHAREHOLDERS ARE AVAILABLE FREE

OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about June 18, 2018, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated (the “Company”) of proxies to be voted at the annual meeting of shareholders on Thursday, July 26, 2018, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected the close of business on Tuesday, June 12, 2018 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 14,372,008 shares of common stock, par value $.01 per share. A list of shareholders entitled to vote at the 2018 annual meeting will be available for examination during the annual meeting by any shareholder who is present at the meeting.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Proposals 2 and 3 require the approval of a majority of the votes cast on each proposal. Proposal 4 requires the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1, 2 and 4 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to other proposals, abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. With respect to Proposals 2 and 3, broker non-votes will not be considered to have voted on the proposal and therefore will have no effect. As to Proposal 4, broker non-votes will have the same effect as votes against the proposal. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted for each of the proposals.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to deliver a full set of proxy materials to you and make the proxy materials available on our website at www.ctg.com. You may vote by completing, signing, dating and returning your proxy card in the envelope provided as soon as possible before the meeting. Any shareholder attending the annual meeting may vote in person. If you have returned a proxy card, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for Class III Directors will expire at the 2018 annual meeting. Directors elected to Class III at the 2018 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2021 and until their successors are elected and qualified.

The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following two director nominees:

•	Class III Directors—Arthur W. Crumlish and Daniel J. Sullivan

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

Nominees for Class III Directors Whose Terms Expires in 2018

Arthur W. Crumlish	Mr. Crumlish, 63, was named Chief Executive Officer of the Company and appointed to the Company’s Board of Directors in July 2016. Mr. Crumlish has been with the Company since 1990 and most recently served as Senior Vice President and General Manager of Strategic Staffing Services (SSS), the Company’s largest business unit for 17 years. As the general manager for SSS, Mr. Crumlish oversaw business development, delivery, sales, and recruiting for many of the Company’s largest customers. Prior to assuming the general manager role, Mr. Crumlish served as financial controller for the Company’s SSS division, where he was responsible for business plan development, financial reporting and analysis, pricing, contractual compliance, and policy/procedure implementation. Mr. Crumlish was also Manager of General Accounting and Financial Controller of the Company’s IBM national team. Mr. Crumlish earned a Master of Business Administration degree from Canisius College in Buffalo, New York, and a Bachelor of Science degree from Niagara University in Niagara Falls, New York.

Daniel J. Sullivan

Mr. Sullivan, 71, has been a Director of CTG since 2002 and was appointed to serve as the non-executive Chairman of the Board of Directors in October 2014. He most recently served as the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is currently a member of the Board of

Directors of Schneider National, Inc. (Green Bay, Wisconsin), where he serves as non-executive Chairman of the Board of Directors. Mr. Sullivan is also a current member of the Board of Directors of The Medical University of South Carolina Foundation where he serves as Vice Chairman of the Board of Directors. Mr. Sullivan previously served as a member of the Board of Directors of Pike Electric, Inc. from 2007 to 2014 (Pike Electric was sold in December 2014 to Court Square Capital Partners), GDS Express (Akron, Ohio) from 2004 to 2009; and Gevity, Inc. (Bradenton, Florida) from 2008 to 2009. He is a former federal commissioner for the Flight 93 National Memorial project in Somerset County, Pennsylvania.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

NOMINEES FOR CLASS III DIRECTORS

Class I Directors Whose Terms Expires in 2019

Valerie Rahmani	Ms. Rahmani, 60, was appointed to CTG’s Board of Directors in November 2015. Ms. Rahmani is a non-executive Director and member of the Risk Committee of the London Stock Exchange Group plc. She is a non-executive Director and member of the Audit Committee of RenaissanceRe Holdings Ltd, a Bermuda-based reinsurance company. She is also a Board member of a social media startup, Rungway, based in London, and is the part-time CEO of the Innovation Panel of Standard Life Aberdeen Asset Management plc, a global investment company based in the UK. From 2010 to 2015, Ms. Rahmani was a member of the Board of Directors of Teradici Corporation, a private technology company where she served on the Audit and Compensation Committees. She most recently served as Chief Executive Officer of Damballa, Inc. from 2009 to 2012. Damballa was a venture capital funded cyber-security company headquartered in Atlanta, Georgia. Prior to her role at Damballa, Ms. Rahmani was with IBM in various managerial capacities for 28 years where her last role was General Manager of IBM Internet Security Systems. Other IBM roles included General Manager of the $2.7 billion Global Technology Services businesses, head of Sales and Services Strategy unit, General Manager of IBM’s $3.5 billon UNIX server business, General Manager of IBM’s Mobile business as well as serving as the Executive Assistant to Louis Gerstner, former Chairman and Chief Executive Officer of IBM. Ms. Rahmani holds an MA and a Doctor of Philosophy degree in Chemistry from Oxford University, England.

David H. Klein

Mr. Klein, 69, has been a Director since September 2012. He is the President of Klein Solutions Group, LLC, which provides advice on policy, strategy, operations and finance to healthcare delivery and payer organizations. Mr. Klein also serves as: a special advisor to the CEO of the University of Rochester (UR) Medical Center, a professor of public health sciences in the UR School of Medicine and Dentistry and as an executive professor of healthcare management in the UR Simon Business School. He also provides pro bono advice on strategy, population health management and partnerships with health plans and corporations. Mr. Klein was most recently the Chief Executive Officer of The Lifetime Healthcare Companies, which was comprised of Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long-term care insurance company). Mr. Klein had been a senior executive with The Lifetime Healthcare Companies and its predecessor companies since 1986, serving as CEO from 2003 until 2012. Mr. Klein previously was an executive with the national BlueCross BlueShield Association and Health Care Service Corporation. He served as Director of the national Blue Cross Blue Shield Association (BCBSA) and America’s Health Insurance Plans. Mr. Klein currently serves as a Director of the following privately held companies: Landmark Health (a Francisco Partners (private equity fund) company which creates and manages home visiting multi-disciplinary medical groups to care for complex, chronically ill patients), Avalon Healthcare Solutions (also a Francisco Partners private equity fund) company that provides laboratory benefits management solutions), Cogito (an Open View Partner/Romulus Capital/Sales Force Ventures funded customer engagement/voice analytics company), NextHealth Technologies (a Norvest Venture Partners patient engagement optimization company), PNT (a claims and clinical information data acquisition company), Excel Partners Venture Fund (a venture capital fund that invests in high-tech startups focused on Upstate New York) and Orthometrics (a technology enabled musculoskeletal injury risk management company). Mr. Klein is a member of the Cressey & Company private equity fund Distinguished Executives Council. He serves as an advisor to Health Catalyst Capital Management, LLC private equity fund, as non-executive chair of the New York eHealth Collaborative which operates New York State’s health information exchange and as a Director of Commonwealth Care Alliance (a health plan that serves high cost high need patients). Mr. Klein is a member of Johns Hopkins University Carey School of Business Health Care Advisory Board and has chaired United Way of Greater Rochester and an American Cancer Society Capital Campaign to establish a new Rochester Hope Lodge. He has also been president of the local Boy Scout Council and Director of Northeast Region, Boy Scouts of America. He is a Boy Scouts’ Distinguished Eagle Scout and a recipient of their Silver Beaver and Silver Antelope awards. Mr. Klein received a Bachelor of Science from Rensselaer Polytechnic Institute and his Master of Business Administration from the University of Chicago.

Class II Directors Whose Terms Expires in 2020

James R. Helvey, III

Mr. Helvey, 59, was appointed to CTG’s Board of Directors in November 2015. Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset

Management Limited, a private investment firm. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice Chairman of J.P. Morgan’s Risk Management Committee, Chair of J.P. Morgan’s Liquidity Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey graduated magna cum laude with honors from Wake Forest University. Mr. Helvey was also a Fulbright Scholar at the University of Cologne in Germany and received a Master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey is a Director and serves on the Audit Committee of Coca-Cola Bottling Co. Consolidated, a publicly traded and independent bottler of Coca-Cola Company products, Verger Capital Management LLC, Piedmont Federal Savings Bank (Audit Chair), and has also served on the Board of Trustees of Wake Forest University and the Wake Forest Baptist Medical Center. Mr. Helvey was a Director of Pike Corporation, an energy solutions provider, from 2005 to 2014, where he served as Lead Independent Director, Chairman of the Audit Committee and Chairman of the Compensation Committee.

Owen J. Sullivan	Mr. Sullivan, 60, was appointed to the Board of Directors in February 2017. Mr. Sullivan is a former Operating Partner for Baird Capital, a venture capital, growth equity and private equity investment firm where he worked with its Technology and Services Team. He has over thirty years of executive-level experience in the staffing solutions and professional resourcing industry, culminating in his service as President of ManpowerGroup’s Specialty Brands business, which he joined in 2003 and served in a variety of executive positions, including as Chief Executive Officer of Right Management and Jefferson Wells until his retirement in 2013. He previously served from 1993 to 2001 as president of the financial services group at Metavante in Brown Deer, WI, a financial technology firm since acquired by Fidelity National Information Services Inc., better known as FIS. Mr. Sullivan holds a Bachelor’s degree from Marquette University, where he serves as Chairman of the Board of Trustees. He is also on the Boards of the Medical College of Wisconsin and Johnson Financial Group. He previously served on the Boards of Journal Communications, Ministry Health Care and Children’s Hospital of Wisconsin. Mr. Sullivan is unrelated to Daniel J. Sullivan, Chairman of the Board.

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of June 12, 2018, the following persons were beneficial owners of more than five percent of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Common Stock	Neil S. Subin	1,331,761	(1)	9.3%
	3300 South Dixie Highway, Suite 1-365
	West Palm Beach, FL 33405

Common Stock	Royce and Associates, LP	1,119,620	(2)	7.8%
	745 Fifth Avenue
	New York, NY 10151

Common Stock	Minerva Advisors LLC, and related parties	1,113,211	(3)	7.7%
	50 Monument Road, Suite 201
	Bala Cynwyd, PA 19004

Common Stock	Dimensional Fund Advisors LP	794,567	(4)	5.5%
	Building One
	6300 Bee Cave Road
	Austin, TX 78746

(1)	Based solely on information contained in a Schedule 13G filed January 23, 2018, indicating that Neil S. Subin has sole voting and dispositive power over 1,297,033 shares; and shared voting and dispositive power over 34,728 shares.

(2)	Based solely on information contained in a Schedule 13G filed January 22, 2018, indicating that Royce & Associates LP has sole voting and dispositive power over 1,119,620 shares.

(3)	Based solely on information contained in a Schedule 13G filed on February 13, 2018, indicating that Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen have sole voting power and sole dispositive power over 730,950 shares; and that Minerva Advisors LLC and David P. Cohen have shared voting power and share dispositive power over 382,261 shares.

(4)	Based solely on information contained in a Schedule 13G filed February 9, 2018, indicating that Dimensional Fund Advisors LP has sole voting power over 756,748 shares and sole dispositive power over 794,567 shares.

Security Ownership by Management

The table below sets forth, as of June 12, 2018, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

Name of Individual or Number in Group	Shares Owned	Shares Beneficially Owned (1)	Total Ownership (3)	Percent of Class
Arthur W. Crumlish	341,751	174,442	516,193	3.6%
James R. Helvey III (2)	36,253	22,029	58,282	0.4%
David H. Klein (2)	50,770	54,457	105,227	0.7%
Valerie Rahmani (2)	36,253	21,361	57,614	0.4%
Daniel J. Sullivan (2)	174,053	233,337	407,390	2.8%
Owen J. Sullivan (2)	17,354	20,026	37,380	0.3%
Filip J.L. Gydé	157,975	58,700	216,675	1.5%
John M. Laubacker	111,082	49,925	161,007	1.1%
Peter P. Radetich	132,916	74,250	207,166	1.4%

All directors and executive officers as a group (9 persons)	1,058,407	708,527	1,766,934	12.3%

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days as of June 12, 2018.

(2)	Amount includes restricted stock units (“RSUs”) that represent the right to receive a share of the Company’s common stock on a one-for-one basis. RSUs may not be settled, and no shares subject to RSUs may be sold until the earlier of (i) the termination of a Director’s continuous service on account of retirement or (ii) a change in control of the Company. The Directors received the RSUs in lieu of cash for serving on the Company’s Board of Directors. Amounts beneficially owned by Messrs. Daniel J. Sullivan and David H. Klein also include nonqualified stock options equal to 200,000 and 33,096 shares respectively.

(3)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into three classes serving staggered three-year terms. The Board has six directors and the following three committees: (i) Audit, (ii) Compensation, and (iii) Nominating and Corporate Governance. During 2017, the Board held a total of eleven meetings. Each director attended at least 75% of the total number of Board meetings. David H. Klein was absent for three of the five Audit Committee meetings, and one of the three Nominating and Corporate Governance meetings, held in 2017. Owen J. Sullivan was absent for two of the five Audit Committee meetings held in 2017.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2018 that each of the Company’s five non-management directors, which include James R. Helvey III, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market (“NASDAQ”). As a result of these five directors being independent, a majority of our Company’s Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors. William D. McGuire, who retired from the Board of Directors on February 16, 2017, was also an independent director and independent for purposes of the committees on which he served.

The foregoing independence determination also included the conclusions of the Board of Directors that:

•	each member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each of the members of the Audit Committee also meets the additional independence requirements under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Daniel J. Sullivan serves as the Chairman of the Board of Directors and is responsible for scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2018, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website as described below under “Corporate Governance and Website Information.”

Audit Committee

The Audit Committee is composed of five directors: James R. Helvey III, Chairman, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Audit Committee met five times during 2017.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report that SEC rules require to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

The Board of Directors has determined that the members of the Audit Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that James R. Helvey III is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the Company’s independent auditors the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by the Audit Committee

James R. Helvey III, Chairman

David H. Klein

Valerie Rahmani

Daniel J. Sullivan

Owen J. Sullivan

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of David H. Klein, Chairman, James R. Helvey III, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan. This Committee held three meetings during 2017.

This Nominating and Corporate Governance Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) identify and select the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Nominating and Corporate Governance Committee will consider nominations timely made by shareholders pursuant to the requirements of our By-laws, which are further discussed under “Shareholder Proposals.” The Nominating and Corporate Governance Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Nominating and Corporate Governance Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Shareholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at an annual meeting of shareholders may use the procedures set forth in the Company’s By-laws. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the following procedures. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation by the close of business at the principal executive offices of the Company (i) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at an annual meeting of shareholders, not less than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (1) the 90th day before the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder.

Each such notice shall set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party; (4) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (5) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (7) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (9) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party, to be sufficient to elect the persons proposed to be nominated by the shareholder.

Each such notice shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (2) the name and address of each such nominee; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (4) a written representation and agreement of each nominee (in the form provided by the Secretary of the Company upon written request) that such nominee would be in compliance, if elected as a director of the Company, and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; (5) the consent of each nominee to serve as a director of the Company if so elected and (if applicable) to being named in the Company’s proxy statement and form of proxy as a nominee; and (6) the written representation and agreement of each nominee that such nominee currently intends to serve as a director of the Company for the full term for which such person would be standing for election, if elected.

A shareholder providing notice of a nomination for the election of a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, a shareholder must also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters described above.

Board Composition and Diversity. The Nominating and Corporate Governance Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. The Nominating and Corporate Governance Committee strives to compose the Board of Directors with individuals possessing a variety of complementary skills.

With respect to the nominees for election at this meeting and with respect to the other members of the Board, the Nominating and Corporate Governance Committee and the Board of Directors as a whole focused primarily on the experience, qualifications, attributes and skills discussed in each of the director’s biographies set forth above. In each case, the Nominating and Corporate Governance Committee and the Board of Directors considered important the achievements of the individual in the successful career described. With regard to Mr. Crumlish, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company. With regard to Mr. Helvey, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive financial experience and prior audit committee experience. With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry – which is an important market for the Company’s services. With regard to Ms. Rahmani, the Nominating and Corporate Governance Committee and the Board particularly noted her experience in cyber-security and her extensive management experience within the IT Services industry. With regard to Mr. Daniel J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted the broad perspective resulting from his diverse experience in managing and serving as an officer for a large, public company. With regard to Mr. Owen J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience in the staffing solutions and professional resourcing industry, including his roles at ManpowerGroup.

Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. Since neither the Board nor the Nominating and Corporate Governance Committee has received any shareholder nominations in the past, the Nominating and Corporate Governance Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Corporate Governance Committee.

Past Nominations from More Than 5% Shareholders. Under the SEC rules (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock received by the Company by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Shareholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the Chairman of the Board of Directors by writing to Daniel J. Sullivan, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 844-627-6885 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. All of our directors attended our annual meeting on May 3, 2017.

Corporate Governance and Website Information

The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors is independent;

•	regularly scheduled executive sessions of independent directors;

•	Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific authorities and procedures outlined in the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

•	a Code of Business Conduct applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the Code of Conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate

Governance.” We will also send these documents without charge and in print to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Ethics on its website.

Board Leadership and Role in Risk Oversight

The Company’s Board has elected to separate the Chairman and the CEO roles and has appointed Daniel J. Sullivan to serve as the Company’s Chairman of the Board. The Company believes that splitting such governance roles promotes independent oversight of management and facilitates a balance of power more aligned with shareholder interests.

The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed the Company’s CFO as the Company’s Chief Risk Officer (“CRO”). In this capacity, the CFO works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee; and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

Audit Committee’s Review of Related Person Transactions

In accordance with the Audit Committee charter, the Audit Committee reviews related person transactions. It is the Company’s written policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors consists of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. The Compensation Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. During 2017, the Compensation Committee held a total of five meetings. The Board of Directors has determined that the members of the Compensation Committee are independent.

The Compensation Committee has a charter that is available on our Company’s website as described under “Corporate Governance and Website Information.” The Compensation Committee reviews the charter annually and updates the charter as necessary.

The primary purposes of the Compensation Committee are to: (1) review and approve corporate goals and objectives relevant to the Company’s compensation philosophy, (2) evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives, (3) review and approve executive officer compensation, incentive compensation plans and equity-based plans, and (4) produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement or annual report on Form 10-K. The Committee may delegate to one or more officers designated by the Committee the authority to make grants of options and restricted stock to eligible individuals other than Directors and officers, provided the Committee shall have fixed the exercise price or a formula for determining the exercise price for each grant, approved the vesting schedule, authorized any alternative provisions as are necessary or desirable to facilitate legal compliance or to ensure the effectiveness or tax-qualified status of the award under the laws of countries outside the U.S. when grants are made to non-U.S. employees, approved the form of documentation evidencing each grant, and determined the number of shares or the basis for determining such number of shares by position, compensation level or category of personnel.

Effect of Say-on-Pay Vote

At the May 2017 annual meeting, shareholders were asked to approve the Company’s fiscal 2016 executive compensation programs. Of those who voted, over 78% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2017 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results. The Committee believes that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at-risk in the form of long-term performance based equity awards and annual incentive opportunity.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Compensation Committee and management believe it is critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

•	Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

•	Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

•	Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2017, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance LLC (“Pay Governance”), a highly regarded independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. Furthermore, the Committee has considered the factors set forth in 17 C.F.R. §240.10C-1(b) (4) (i)-(vi) regarding the independence of compensation consultants and advisers and believes that Pay Governance has been independent throughout its services to the Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis, a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

Surveying Methodology Used. Pay Governance used a Towers Watson executive compensation database to create the report. This database contains compensation data from approximately 400 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar companies by revenue size, and in similar business units or with similar position-specific revenue responsibilities. Pay Governance’s competitive range is based solely on external competitive data and does not take individual performance or internal pay equity into account. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately fifteen percent (15%) of either side of the median. Deviation within this range is usually explained by differences in experience, length of service and/or differences in responsibilities.

For 2017, the Pay Governance report observed that total compensation for all named executive officers, except Mr. Crumlish, was within the competitive range. The total compensation for Mr. Crumlish was within the competitive range prior to his promotion to CEO in July 2016. Subsequent to his promotion, Mr. Crumlish’s adjusted compensation fell below the competitive range for that position. The Compensation Committee increased Mr. Crumlish’s total compensation to the competitive range in 2017.

To further assess the Company’s overall compensation practices versus the market, Pay Governance collected pay data for the CFO position from the most recent proxy statements for five peer companies selected by the Compensation Committee.1 Pay Governance selected only the CFO position because all companies are required to report data on this position, and the duties are generally comparable. The results of this comparison indicated that the compensation level for the CFO fell between the 25th and 50th percentiles of the peer companies.

Upon completion of the report, the Compensation Committee met personally with a representative of Pay Governance to review the document. The Compensation Committee used a separate Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2017, to set total compensation for the Company’s current CEO. The Company’s CEO did not have a direct role in establishing the terms of his compensation. The details of CEO total compensation for 2017 are discussed below.

The CEO used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2017, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation. The details of each named executive officer’s total compensation for 2017 are discussed below.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives, and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes annual base salary, standard employee benefits available to all employees generally and participation in certain executive-level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

Annual Base Salary—In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Pay Governance, the executive’s individual performance as well as internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight. In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee granted no discretionary bonuses in 2017.

Standard Employee Benefits—Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans and a Flexible Spending Account Plan.

Executive-Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company sponsored Executive-Level

[1]	The five companies selected were: (i) CIBER, Inc., (ii) Mastech Holdings, Inc., (iii) NCI Inc., (iv) Perficient Inc. and (v) Service Source International.

Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment and Travel Accident Plan, Income Tax Preparation and Advice program and the Company’s change in control agreements.2 A synopsis of these executive-level benefits is provided below:

•	Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately seventy percent (70%) salary replacement up to $29,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

•	Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual base salary.

•	Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual base salary.

•	Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000,[3] on tax preparation, planning or advice.

•	Change in Control Agreements. All executive officers’ change in control agreements contain double trigger mechanisms. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a change in control (as defined in the agreements): (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, or the 1991 Restricted Stock Plan; (b) immediate vesting and cash payout of any deferred compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the executive’s stock option rights are impeded or adversely affected by the resulting change in control (i.e., no comparable conversion options offered), an executive is entitled to an immediate lump sum payout of the built-in gain on all unexercised stock options, calculated as of the date of the change in control. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause (as defined in the agreements) by the Company within six (6) months before or twenty-four (24) months after the date of change in control. These additional severance benefits include: a lump sum payment of two times the executive’s annual rate of salary, a lump sum payment of two times the executive’s average annual Incentive (calculated from the preceding three years), a lump sum payout (in lieu of continued healthcare coverage) equal to twenty-five percent (25%) of current salary and highest annual Incentive (from the preceding three years), indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation; and payout of any and all deferred compensation accruing up to the date of termination. For more information on potential change in control related payments, see “Potential Payments upon Termination or Change in Control.”

Performance-Based Incentives

Performance-Based Incentives include an annual cash incentive (“Incentive”). Compensation payments provided under this program are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes this compensation program is critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-

[2]	Since Belgian law designates the calculation of separation benefits, Mr. Gydé does not have a change in control agreement.
[3]	European executives receive up to 2,000 Euros.

based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed earlier. In 2017, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenue and operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenue and operating income for the entire Company. In 2017, the planned consolidated revenue and consolidated operating income targets for all executive officer incentive plans were $341,100,000 and $6,080,000, respectively.

The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point (1%) achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

The plan award is generally calculated as a percentage of annual base salary. In 2017, the plan awards were: (i) for Mr. Crumlish, CEO, approximately one hundred seven (107%) of base salary actually paid, (ii) for Mr. Harrington, former CFO, approximately ninety-five percent (95%) of base salary actually paid, (iii) for Mr. Laubacker, CFO, approximately seventy-three (73%) of base salary actually paid4, (iv) for Mr. Gydé, SVP, fifty-one percent (51%) of base salary actually paid5, and (v) for Mr. Radetich, SVP, approximately seventy-two percent (72%) of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2017 involved a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. In exceptional circumstances, the Compensation Committee exercises discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation —This component of executive compensation consists of contributions made under the Deferred Compensation Plan by those executives that choose to defer all or a part of their compensation under the plan. Executives chosen to participate in the plan are eligible to elect to defer a percentage of their annual cash compensation. Effective as of January 1, 2017 the Company elected to stop making Company contributions under the plan.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2010 Equity Award Plan and the 1991 Restricted Stock Plan.6 In making such grants, the

[4]	Upon Mr. Laubacker’s promotion to CFO in April 2017, his annual base salary was increased to $280,000 and his incentive was increased to $210,000.
[5]	Mr. Gyde’s base salary is $279,000.
[6]	The 2010 Equity Award Plan was adopted by the shareholders in 2010. As of the date of this filing, grants made prior to the adoption of the 2010 Equity Award Plan are still outstanding and, as such, are governed by the terms of predecessor award plans.

Compensation Committee considers an executive’s past contributions and expected future contributions towards Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Except in circumstances of new or recently promoted executive officers, the Compensation Committee generally grants equity compensation on a set date each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments. The Company has adopted stock ownership guidelines for senior executive officers requiring: (i) the CEO to own Company shares valued at five (5) times his or her own base salary, and (ii) the CFO, and Senior Vice Presidents with oversight of operating segments, to own Company shares valued at three (3) times his or her own base salary.

Restricted Stock Grants During 2017—The Compensation Committee granted restricted stock awards under the 2010 Equity Award Plan to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2017 to executive officers, shares vest over a three-year period as follows: (i) 50% of the amount of an award will vest only if the thirty-trading-day average closing price of the Company’s common stock equals or exceeds a 50% increase in its stock price in the three-year period from the date of grant, and (ii) the remaining 50% of the amount of an award will vest only if the thirty-trading-day average closing price of the Company’s common stock equals or exceeds a 100% increase in its stock price in the three-year period from the date of grant.

Stock Options Granted During 2017—The Compensation Committee granted stock options under the Company’s 2010 Equity Award Plan to Mr. Laubacker upon his promotion to CFO. In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to the value of the Company’s common stock, as reported on NASDAQ, at closing on the date of grant. The Compensation Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. For awards of stock options granted in 2017 to Mr. Laubacker, options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. All stock options have a term of ten years from the date of grant. In determining whether to grant an individual stock options, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. Any value that might be received from an equity grant depends upon increases in the price of the Company’s common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

Valerie Rahmani, Chairman

James R. Helvey III

David H. Klein

Daniel J. Sullivan

Owen J. Sullivan

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is composed of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. William D. McGuire served as Chairman of the Compensation Committee until his retirement in February 2017.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c) ($)	Stock Awards (e) ($) (1)	Option Awards (f) ($) (2)	Non-Equity Incentive Plan Compensation (g) ($)		All Other Compensation (i) ($) (5)		Total (j) ($)
Arthur W. Crumlish	2017	$410,000	$91,977	$—	$155,680	(3)	$19,121	(9)	$676,778
President and CEO (July 2016 to present) SVP and GM, Strategic Staffing Solutions					$—	(4)
	2016	$314,293	$210,402	$173,908	$124,963	(3)	$36,880	(9)	$882,409
					$21,963	(4)
	2015	$277,000	$97,988	$31,425	$128,149	(3)	$28,504	(9)	$593,452
					$30,386	(4)

John M. Laubacker	2017	$260,411	$66,866	$45,991	$67,069	(3)	$22,543	(6)	$462,880
EVP, CFO and Treasurer (April—December 2017)					$—	(4)

Brendan M. Harrington	2017	$116,752	$—	$—	$—	(3)	$312,851	(7)	$429,603
Former SVP & CFO (January 2017—April 2017)					$—	(4)
	2016	$314,000	$175,956	$—	$32,962	(3)	$42,897	(7)	$583,163
					$17,348	(4)
	2015	$336,384	$133,144	$42,912	$230,048	(3)	$45,281	(7)	$830,251
					$42,482	(4)

Filip J.L. Gydé	2017	$271,891	$28,715	$—	$279,667	(3)	$107,855	(8)	$688,128
EVP and GM & President CTG Europe					$—	(4)
	2016	$258,129	$128,420	$—	$120,916	(3)	$124,419	(8)	$631,884
					$—	(4)
	2015	$274,559	$97,988	$30,456	$137,579	(3)	$120,289	(8)	$660,871
					$—	(4)

Peter P. Radetich	2017	$283,000	$29,167	$—	$71,878	(3)	$34,359	(10)	$418,404
SVP and General Counsel					$—	(4)
	2016	$278,000	$129,366	$—	$21,977	(3)	$43,573	(10)	$487,915
					$14,999	(4)
	2015	$278,000	$97,988	$31,425	$115,179	(3)	$38,321	(10)	$590,401
					$29,488	(4)

(1)	The amounts in column (e) reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2017, 2016, and 2015 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2017 included in the Company’s annual report on Form 10-K filed with the SEC on March 14, 2018.

(2)	The amounts in column (f) reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2017, 2016, and 2015 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2017 included in the Company’s annual report on Form 10-K filed with the SEC on March 14, 2018.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan, and additional incentives for Messrs. Harrington, and Gydé of $40,000 and $30,000, respectively in 2015, for their promotion into interim executive roles from October 2014 to April 2015.

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan in 2016 and 2015. Contributions to this plan were eliminated in 2017.

(5)	Life Insurance. During 2017, 2016, and 2015, the Company provided life insurance benefits for Messrs. Crumlish, Laubacker and Radetich. The premiums paid by the Company in 2017 for this benefit included $0, $11,759, and $20,000, respectively. The premiums paid by the Company for this benefit in 2016 for Messrs. Crumlish and Radetich totaled $0 and $20,000, respectively. The premiums paid for this benefit in 2015 for Messrs. Crumlish and Radetich totaled $0 and $18,072, respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Crumlish, Laubacker and Radetich to the Computer Task Group, Incorporated 401(k) Retirement Plan. There were no contributions made by the Company to the executives in 2017. Contributions made by the Company during 2016 for Messrs. Crumlish and Radetich totaled $7,950 and $0, respectively. Contributions made by the Company in 2015 for Messrs. Crumlish and Radetich totaled $7,950 and $0, respectively.

(6)	In addition to life insurance premiums (as further disclosed in footnote 5), during 2017, Mr. Laubacker received a total value of $22,543 in Other Compensation for the following Executive-Level Benefits (which are further described beginning on page 18): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, and the Executive Medical and Dental Plan.

(7)	During 2017, Mr. Harrington received a total value of $312,851 in benefits, including $308,490 in termination benefits, and $4,361 for other Executive-Level Benefits (which are further described beginning on page 18) including: Long-Term Disability Plan and the Executive Medical and Dental Plan. In 2016, Mr. Harrington received a total value of $23,219 from the following Executive-Level Benefits: Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Executive Medical and Dental Plan Program, and Mr. Harrington’s annual dues at a luncheon club. Mr. Harrington received a total value of $26,680 from these Executive-Level Benefits during 2015.

(8)	In accordance with Belgian law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $56,673 in 2017, $72,896 in 2016, and $68,317 in 2015. The Company also makes contributions towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $34,794 in 2017, $33,260 in 2016, and $34,878 in 2015. The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $16,388 in 2017, $16,050 in 2016, and $16,099 in 2015. Mr. Gydé also received $0, $2,213 and $995 for the Income Tax Preparation and Advice Program in 2017, 2016, and 2015, respectively. Mr. Gydé is paid in Euros and amounts are converted to United States Dollars based on the average foreign currency exchange rate for 2017.

(9)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2017 Mr. Crumlish received a total value of $19,121 for the following executive-level benefits (which are further described beginning on page 18): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. In 2016 and 2015, Mr. Crumlish received a total value of $28,930 and $20,554 for these benefits, respectively.

(10)	In addition to life insurance premiums (as further disclosed in footnote 5), during 2017 Mr. Radetich received a total value of $34,359 for the following executive-level benefits (which are further described beginning on page 18): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. During 2016 and 2015, Mr. Radetich received a total value of $24,026 and $20,249 from these Executive Level Benefits, respectively.

Specific Executive Officer Compensation Plans and Employment Agreements

Arthur W. Crumlish, CEO. In 2017, Mr. Crumlish’s total compensation included annual base salary payments of $410,000, an Incentive of $155,680, and a grant of 71,300 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Crumlish’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Crumlish received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives.

Mr. Crumlish is currently the only executive officer with a written Employment Agreement (“Agreement”) addressing compensation terms. This Agreement provides that:

•	compensation would be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party may terminate the employment relationship upon sixty (60) days prior written notice to the other;

•	competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a six-(6) month period after any termination thereof.

The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Crumlish for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or if he dies or becomes disabled, Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus the average annual cash Incentive paid to him in the three (3) years leading up to the actual date of termination. Mr. Crumlish would also continue to receive medical and dental benefits for a period of twelve (12) months.

John M. Laubacker, CFO. In 2017, Mr. Laubacker’s total compensation included annual salary payments of $260,411, an Incentive of $67,069, a grant of 24,900 stock options at $5.75 per share, a grant of 8,000 restricted shares, and a grant of 16,175 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Laubacker’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Laubacker received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives.

Brendan M. Harrington, Former CFO. In 2017, Mr. Harrington’s compensation included annual salary payments totaling $116,752, and termination payments totaling $308,490. In setting baseline compensation and the performance standards for Mr. Harrington’s compensation, the Compensation Committee considered the Pay Governance report.

Filip J.L. Gydé, EVP. In 2017, Mr. Gydé’s compensation included annual base salary payments of $271,891,7 an Incentive of $236,159, and a grant of 22,260 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits that are generally afforded to all Belgium employees. These statutory benefits totaled $100,181 in 2017.

Peter P. Radetich, SVP. In 2017, Mr. Radetich’s compensation included annual base salary payments of $283,000, an Incentive of $71,878, and a grant of 22,610 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Radetich’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Radetich received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

[7]

In accordance with Belgian law, the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. These amounts are not reflected in Mr. Gydé’s salary.

2017 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) #	Target (g) #	Maximum (h) #	All Other Stock Awards: Number of Shares of Stock or Units (i) #	All Other Option Awards: Number of Securities Underlying Options (j) #	Exercise or Base Price of Option Awards (k) ($/sh)	Grant Date Fair Value of Stock and Option Awards (l) ($)
Arthur W. Crumlish	5/15/2017	$110,000	$440,000	$880,000	—	—	—	71,300	—	$—	$91,977
John M. Laubacker	5/15/2017	$47,390	$189,558	$379,116	—	—	—	8,000	24,900	$5.75	$91,991
John M. Laubacker	5/15/2017	$—	$—	$—	—	—	—	16,175	—	$—	$20,866
Filip J. L. Gydé	5/15/2017	$40,204	$160,816	$321,632	—	—	—	22,260	—	$—	$28,715
Peter P. Radetich	5/15/2017	$50,787	$203,149	$406,298	—	—	—	22,610	—	$—	$29,167

(1)	The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of all stipulated plan targets. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of all stipulated plan targets. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Incentive Compensation,” found earlier in this proxy statement under the heading “Performance-Based Incentives.”

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2017. Such Incentive awards are described earlier in this report under the heading “Performance-Based Incentives.” The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award8 for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

Pursuant to Company policies, an Incentive is only earned by and payable to an individual who remains in the Company’s employ on the date of Incentive distribution. Incentive payments for 2017 were made on February 23, 2018.

Each of the equity awards represented in the table above was granted pursuant to the 2010 Equity Award Plan. Except for certain restricted shares awarded to Mr. Laubacker upon his promotion to CFO, the restricted stock unit awards represented in the table above were granted by the Board to the named executive officers on May 15, 2017 and include a performance condition. Under the grants, the stock price of the Company’s common shares must increase by an average of fifty percent (50%) for thirty consecutive days, from $5.75 to $8.63, within three years from the date of grant for fifty percent (50%) of the share units to vest. The remaining share units will vest to the named executive officers if the stock price increases by an average of one hundred percent (100%) for thirty consecutive days, from $5.75 to $11.50, within three years from the date of grant. If the stock price targets are not met within three years from the date of grant, the share units represented by the grants will expire. The Company intends to again only grant performance restricted share units to the executive officers with the same vesting criteria in 2018.

Restricted stock totaling 8,000 shares, and stock options representing 24,900 shares included in the table above, were granted by the Board to Mr. Laubacker following his promotion to CFO.

Recipients of both stock option and restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for stock option and restricted stock awards and restricted stock unit awards are based solely on continued employment.

[8]	The designated plan award is generally calculated as a percentage of annual base salary. In 2017, the designated plan awards were: (i) for Mr. Crumlish, CEO, one hundred seven and.three-tenths percent (107.3%) of base salary actually paid, (ii) for Mr. Laubacker, seventy-two.and eight-tenths (72.8%) of base salary actually paid, (iii) for Mr. Gydé, SVP, fifty-seven and six-tenths percent (57.6%) of base salary actually paid, (v) for Mr. Radetich, SVP, seventy-one and eight-tenths percent (71.8%) of base salary actually paid.

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Exercise Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Arthur W. Crumlish	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	6,750	2,250	(ca)	—	$16.93	2/19/2024	—	—	—	—
	7,250	7,250	(cb)	—	$7.48	11/10/2025	—	—	—	—
	45,096	135,288	(cc)	—	$4.95	8/9/2026	—	—	—	—
	—			—	—	—	111,692	$569,629	—	—
John M. Laubacker	5,000	—		—	$4.79	5/13/2018	—	—	—	—
	5,000	—		—	$4.90	5/12/2019	—	—	—	—
	5,000	—		—	$7.18	2/16/2020	—	—	—	—
	7,500	—		—	$12.16	2/15/2021	—	—	—	—
	7,000	—		—	$15.04	2/14/2022	—	—	—	—
	7,000	—		—	$20.68	2/12/2023	—	—	—	—
	5,250	1,750	(la)	—	$16.93	2/19/2024	—	—	—	—
	5,200	5,200	(lb)	—	$7.48	11/10/2025	—	—	—	—
	—	24,900	(lc)	—	$5.75	5/15/2027	—	—	—	—
	—	—		—	—	—	44,313	$225,996	—	—
Filip J.L. Gydé	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	1,687	7,313	(ga)	—	$16.93	2/19/2024	—	—	—	—
	1,700	11,900	(gb)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	50,225	$256,148	—	—
Peter P. Radetich	15,000	—		—	$4.79	5/13/2018	—	—	—	—
	15,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	6,750	2,250	(ra)	—	$16.93	2/19/2024	—	—	—	—
	7,250	7,250	(rb)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	50,723	$258,687	—	—

(cb)	3,625 each vest on 11/10/2018 and 11/10/2019

(cc)	45,096 each vest on 8/9/2018, 8/9/2019 and 8/9/2020

(la)	1,750 vest on 2/19/18

(lb)	2,600 each vest on 11/10/2018 and 11/10/2019

(lc)	6,225 each vest on 5/15/2018, 5/15/2019, 5/15/2020, and 5/15/2021

(ga)	6,750 vest on 1/1/2018 and 563 vest on 2/19/2018

(gb)	850 each vest on 11/10/2018 and 11/10/2019, and 10,200 vest on 1/1/2019

(ra)	2,250 vest on 2/19/2018

(rb)	3,625 each vest on 11/10/2018 and 11/10/2019

2017 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2017.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Arthur W. Crumlish	20,000	$24,000	16,054	$87,396

John M. Laubacker	5,000	$6,900	8,662	$47,519

Brendan M. Harrington	55,000	$61,338	12,300	$69,352

Filip J. L. Gydé	20,000	$15,770	11,911	$65,408

Peter P. Radetich	—	$—	11,962	$65,708

(1)	For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then-current benefits, provide no additional benefit accruals for participants and to admit no new participants. None of the named executive officers participates in the Supplemental Plan.

Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

2017 NONQUALIFIED DEFERRED COMPENSATION

Name of Executive Officer (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur W. Crumlish (1)	—	—	$54,956	—	$337,860
John M. Laubacker (1)	—	—	$6,465	—	$143,055
Brendan M. Harrington (1)	—	—	$37,162	—	$275,128
Filip J. L. Gydé	—	—	$—	—	$—
Peter P. Radetich (1)	—	—	$43,651	—	$265,502

(1)	During 2017, the Company discontinued contributions under the Deferred Compensation Plan. Mr. Gydé does not have an account under the Deferred Compensation Plan as he was not eligible to participate in the plan.

On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to elect to defer a percentage of their annual cash compensation. Prior to 2017, participants were eligible to receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attained annual defined performance objectives for the year. These performance objectives were on an annual basis for the upcoming year. The contribution to the Deferred Compensation Plan by the Company was discontinued during 2017.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company.

Potential Payments upon Termination or Change in Control

Agreements with Mr. Crumlish. On October 8, 2001, the Company entered into a change in control agreement with Mr. Crumlish, which was amended and restated effective January 1, 2009. Upon the occurrence of a change in control, Mr. Crumlish would become fully vested in, and entitled to exercise immediately, all stock-related awards granted under any plans or agreements of the Company. The agreement further provides that upon the termination of Mr. Crumlish’s employment without cause by the Company, or by him with good reason, within a period beginning six months before a change in control and ending 24 months following a change in control, Mr. Crumlish will receive a lump sum payment equal to two times his full salary and two times his average annual Incentive over the last three years as well as an additional lump sum to cover fringe benefits. Under his agreement, a change in control occurs if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company’s business or assets, or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then-outstanding securities, or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

If a change in control had occurred on Friday, December 29, 2017, all of Mr. Crumlish’s unvested stock options and restricted stock awards would have become fully vested as of that date.9 If the Company’s stock price was $5.10 (which was the closing price of the stock on December 29, 2017), Mr. Crumlish could potentially have realized gains, before tax, from the sale of securities that had vested solely as a result of a change in control in the following amounts: (i) $569,629 from the sale of restricted stock and (ii) $20,293 from the exercise of those stock options.

In the event of a qualifying termination of employment, Mr. Crumlish would have been entitled to receive a lump-sum cash payment from the Company totaling $1,233,948 following his termination. This payment equals two times the sum of Mr. Crumlish’s current base salary10 and his average annual Incentive payment from the last three years and includes an amount equal to twenty-five percent (25%) of Mr. Crumlish’s current base salary and his highest annual Incentive payment from the last three years.11

[9]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
[10]	Mr. Crumlish’s salary was $410,000 as of December 29, 2017.
[11]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty-four months.

Mr. Crumlish is the only executive officer with an employment agreement affording severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Crumlish for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Crumlish during the most recent three-year period. Mr. Crumlish would also continue to receive medical and dental benefits for a period of twelve (12) months. Had Mr. Crumlish’s employment been terminated12 on December 29, 2017, he would have been eligible to receive an initial lump-sum cash payment equal to $546,264. Mr. Crumlish would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would likely total approximately $15,993.13 Pursuant to the terms of Mr. Crumlish’s employment agreement, the termination benefits afforded under the change in control agreement will supersede in the event his termination triggers payments under that agreement.

Payments made to Mr. Crumlish pursuant to this agreement are contingent upon his adherence to certain restrictive covenants, which were effective from the date of the agreement and would continue until one year after his separation from the Company. These restrictive covenants generally prohibited Mr. Crumlish from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

Agreements with Other Executive Officers. Except for Mr. Gydé,14 each of the named executive officers has entered into a change in control agreement with the Company. These agreements contain provisions generally similar to those of Mr. Crumlish’s change in control agreement. All executive officers Change in Control agreements contain double trigger mechanisms.

If a change in control occurred on Friday, December 29, 2017, then each of the named executive officers (excluding Mr. Gydé) would have immediately become fully vested in any stock option or restricted stock awards previously granted.15 If the stock price of the Company was $5.10, which was the closing price of the stock on December 29, 2017, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
John M. Laubacker	$225,996	$—
Filip J. L. Gydé	$256,148	$—
Peter P. Radetich	$258,687	$—

Had the abovementioned executive officers’ employment been terminated without cause by the Company or by themselves with good reason within 6 months prior to or 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump-sum cash payments from the Company in the following amounts:

•	Mr. Laubacker would have received a lump-sum payment of $776,161; and

•	Mr. Radetich would have received a lump-sum payment of $804,901.

[12]	The severance trigger requires that the termination be made either by Mr. Crumlish for Good Reason or by the Company other than for Cause.
[13]	This amount reflects the total costs paid for medical, dental and disability insurance during 2017.
[14]	Since Belgian law mandates certain separation benefits, the Company does not maintain a change in control agreement with Mr. Gydé.
[15]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

These payments equal two (2) times the sum of each individual’s current annual salary16 and their average annual Incentive payment from the last three years; and also include an amount equal to twenty-five percent (25%) of each individual’s current base salary and the highest annual incentive payment from the last three years.17

Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The compensation for our CEO in 2017 was approximately 15 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules and regulations under item 402(u) of Regulation S-K. We identified the median employee by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were actively employed by us on December 31, 2017, the last day of our fiscal year. We included full-time, part-time, and seasonal employees. For employees that were not located in the U.S., we converted their total cash compensation from local currencies to U.S. dollars by using the 2017 average currency exchange rates per www.irs.gov (https://www.irs.gov/individuals/international-taxpayers/yearly-average-currency-exchange-rates). We did not make any other assumptions, adjustments, or estimates with respect to the total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2017. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement.

As illustrated in the table below, our 2017 CEO to median employee pay ratio is 15:1:

	Arthur W. Crumlish, President and CEO	Median CTG Employee
Salary	$410,000	$39,530
Overtime Pay	$—	$2,957
Stock Awards	$91,977	$—
Non-Equity Incentive	$155,680	$1,522
All Other Compensation	$19,121	$—

Annual Total Compensation	$676,778	$44,009

Ratio	15.38	1.00

[16]	Salaries as of December 29, 2017 were $280,000 for Mr. Laubacker, and $283,000 for Mr. Radetich.
[17]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty-four months.

2017 DIRECTOR COMPENSATION

Name of Director (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James R. Helvey III	$165,000	$—	$—	$—	$—	$—	$165,000
David H. Klein	$160,000	$—	$—	$—	$—	$—	$160,000
William D. McGuire	$37,500	$—	$—	$—	$—	$—	$37,500
Valerie Rahmani	$162,137	$—	$—	$—	$—	$—	$162,137
Daniel J. Sullivan	$250,000	$—	$—	$—	$—	$—	$250,000
Owen J. Sullivan	$144,643	$—	$—	$—	$—	$—	$144,643

During 2017 each of the Directors received an annual cash retainer of $150,000 which was paid in four quarterly payments of $37,500 (the “Quarterly Fees”). Owen J. Sullivan who joined the Board in February 2017 received a prorated amount for his first quarterly payment. The Chairman of the Board of Directors (Daniel J. Sullivan) was paid a $100,000 annual fee for serving as such and the chairs of each of the following Committees received an additional fee for serving as such: Audit Committee (James R. Helvey III) received a $15,000 annual fee, Compensation Committee (Valerie Rahmani) received a $10,000 annual fee plus a prorated amount when she became chair upon Mr. McGuire’s retirement in February of 2017, and Nominating and Governance Committee (David H. Klein) received an annual fee of $10,000. Directors are reimbursed for expenses they incur while attending Board and committee meetings. Mr. Crumlish does not receive any additional compensation for his services as a Director. The Board of Directors voted that beginning in January of 2018 they would receive all of their fees (annual retainer and fees for serving as a chair of a committee and Chairman of the Board of Directors) in the form of restricted stock units (“RSUs”) instead of cash. The RSUs are granted under the Company’s 2010 Equity Award Plan and each RSU represents the right to receive a share of the Company’s common stock on a one-for-one basis. The RSUs may not be settled, and no shares subject to such RSUs may be sold until the earlier of (i) the termination of a Director’s continuous service on account of retirement or (ii) a change in control of the Company.

Each of the Directors elected to receive their 2017 Quarterly Fees of $37,500 as follows (i) $18,750 cash payment and (ii) $18,750 was deferred under the Company’s Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”). Daniel J. Sullivan elected to defer all of his Quarterly Fees under the Director Deferred Compensation Plan. Owen J. Sullivan received $144,643 during 2017, of which he elected to defer $56,750 under the Director Deferred Compensation Plan. Mr. McGuire, who retired from the Board in February 2017, received $37,500 during 2017, of which $18,750 was deferred under the Director Deferred Compensation Plan. All of the Directors’ Quarterly Fees that were deferred under the Director Deferred Compensation Plan were used to purchase restricted stock units which may only be converted into shares of the Company’s common stock upon retirement from the Board.

As of December 31, 2017, Daniel J. Sullivan had 40,000 shares of restricted common stock and 200,000 nonqualified stock options (“NQSOs”) that had been earned by him in prior years for services as a Director. Mr. Klein had 33,096 NQSOs that had been earned by him in prior years and no shares of restricted stock. Messrs. Helvey and Owen J. Sullivan and Ms. Rahmani did not receive any awards of NQSOs or shares of restricted stock.

The Company has adopted stock ownership guidelines requiring each independent director to own Company shares valued at five (5) times the director’s annual cash retainer.

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2016, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $307,320.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of copies of the Section 16(a) reports furnished to it and written representations that no other reports were required, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

PROPOSAL 2—APPROVAL OF THE

NON-BINDING RESOLUTION ON

EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2017 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s annual meeting in 2017, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every six years. The next such vote is expected to be held at the Company’s annual meeting in 2023.

At the May 2017 annual meeting, shareholders were asked to approve the Company’s fiscal 2016 executive compensation programs. Of those who voted, over 78% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2017 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

The Board of Directors Recommends a vote “FOR” approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

APPROVAL OF THIS RESOLUTION

PROPOSAL 3—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors and Fees

The Audit Committee appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2018. Ratification by our shareholders of the selection of KPMG as our independent registered accounting firm is not required by our By-laws or otherwise. However, the Board is submitting the selection of KPMG as a matter of good corporate practice. Approval of the proposal requires a majority of the votes cast on the proposal. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees—The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were approximately $615,400 and $580,600 in 2017 and 2016, respectively.

Audit-Related Fees—The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0 in both 2017 and 2016.

Tax Fees—The Company was billed $0 for fees in both 2017 and 2016 for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

All Other Fees—No other fees were paid to KPMG in 2017 or 2016.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services. The Audit Committee pre-approves each particular service on a case-by-case basis as set forth in the Audit Committee’s charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2018

PROPOSAL 4—APPROVAL OF AMENDMENTS TO COMPUTER TASK GROUP INCORPORATED’S RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BY-LAWS TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

After careful consideration, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, and recommends that the Company’s shareholders approve, amendments to Computer Task Group, Incorporated’s Restated Certificate of Incorporation and Restated By-laws to declassify the Board of Directors and provide that commencing with the annual meeting of shareholders held in 2021, all directors will be elected on an annual basis upon the expiration of their then-current term (the “Declassification Amendments”) as described below and set forth on Appendix A.

The Declassification Amendments

Article 7 of the Company’s Restated Certificate of Incorporation and Article III, Section 1 of the Company’s Restated By-laws currently provide that the Board of Directors shall be classified into two or three staggered classes, with each class to hold office for a two- or three-year term, as determined by the number of classes. If the Declassification Amendments are approved by the shareholders at this meeting, the annual election of directors would be phased in over a three-year period beginning at the 2021 annual meeting of shareholders. The Declassification Amendments do not shorten the term of any director currently in office or elected before the 2021 annual meeting. Accordingly, at the 2021 annual meeting, Class III directors whose terms expire at that meeting will be elected to hold office for a term expiring at the 2022 annual meeting; at the 2022 annual meeting, Class I directors whose terms expire at that meeting will be elected to hold office for a term expiring at the 2023 annual meeting; and at the 2023 annual meeting and at each annual meeting thereafter, all directors will be elected to hold office for a term expiring at the next annual meeting following their election.

Background of the Proposal

The Board of Directors is committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the Board of Directors has determined that maintaining a classified board structure was in the best interests of the Company and its shareholders due to the advantages of this structure. Specifically, the Board believes that a classified board (1) provides continuity and stability of leadership since a majority of directors will have prior experience with, and knowledge of, the Company’s business and strategy, (2) fosters director independence and (3) reinforces a commitment to long-term goals. The Board also believes that a classified board structure may enhance shareholder value in the event of an unsolicited takeover attempt by providing the Board with additional leverage to negotiate on an arm’s length basis with an entity seeking control of the Company. Although these are important benefits, the Company’s Board of Directors recognizes the growing sentiment among shareholders in favor of annual elections, including the belief that the annual election of directors is the primary means for shareholders to influence corporate governance policies and hold directors accountable for implementing those policies. After careful consideration of the issue, the Board has determined that amending the Restated Certificate of Incorporation and the Restated By-laws to provide for the annual election of directors beginning in 2021 is in the best interests of the Company and its shareholders.

The Board believes that beginning the declassification in 2021 rather than immediately is appropriate based on the Company’s unique circumstances. The Company has been transitioning to a new executive leadership team with changes to the CEO and CFO, in 2016 and 2017, respectively, and a new Executive Vice President of Sales. The Company also launched a new three-year strategic plan in 2017. Furthermore, since 2015, the Board has appointed three new Board members to replace directors who have left the Board. Considering all of these factors and the Board’s confidence in the Company’s long-term strategic plans, the Board believes that it is in the best position to determine the optimal timing for implementation of declassification, and that the appropriate time to begin declassification would be after the completion of a cycle of director elections for the full Board in 2021 to provide the Company with time to focus on a successful transition and successful execution of its strategic plan with stable Board leadership.

Required Vote for Approval

To approve the Declassification Amendments, the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors is required. If the shareholders approve the Declassification Amendments, the amendment to the Company’s Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the State of New York Department of State, which the Company would file promptly after the 2018 annual meeting. The amendment to Company’s Restated By-laws will also become effective promptly after the 2018 annual meeting. The text of the proposed changes under the Declassification Amendments is set forth in Appendix A, which contains the proposed amendments to the Restated Certificate of Incorporation and Restated By-laws.

If the Declassification Amendments are not approved by the shareholders, the Board will remain classified and the directors will continue to be elected to serve three-year terms as provided in the current Restated Certificate of Incorporation and Restated By-laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO COMPUTER TASK GROUP INCORPORATED’S RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BY-LAWS TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

OTHER INFORMATION RELATED TO THE 2018 ANNUAL MEETING

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

SHAREHOLDER PROPOSALS

Our By-laws require shareholders to give the Company advance notice of any proposal to be submitted at an annual meeting of shareholders (see Procedure for Shareholders to Nominate Directors). The By-laws prescribe the information to be contained in any such notice. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by the close of business at the principal executive offices of the Company not later than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under the Company’s By-laws. Nothing in the Company’s By-laws shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Company, the language of the proposed amendment; (2) a description of all agreements, arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, and (3) any material interest of any shareholder in such business.

Any such notice shall also set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith (each, a “party”): (1) the name and address of such party, (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party; (4) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (5) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (7) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (9) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve the proposal. For purposes of these By-laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

A shareholder providing notice of a business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for such annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five business days after the record date for such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for such annual meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

The 2019 annual meeting of shareholders is tentatively scheduled for July 25, 2019. For all shareholder proposals made outside of Rule 14a-8 of the Exchange Act and for all shareholder nominations for director, our Restated By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders, which shall include the information required by our Restated By-Laws as described above. If the 2019 annual meeting is held as currently scheduled, for proposals made outside of Rule 14a-8 and for director nominations to be submitted at the 2019 annual meeting, to be timely, shareholders’ notices, including the required information described above, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by the close of business at the principal executive offices of the Company no earlier than March 28, 2019 and no later than April 27, 2019.

Proposals of shareholders which are intended to be included in the Company’s proxy statement relating to its July 25, 2019 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than February 18, 2019.

Incorporation by Reference.

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2018 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

June 18, 2018

By Order of the Board of Directors

APPENDIX A

PROPOSED AMENDMENTS TO COMPUTER TASK GROUP, INCORPORATED

RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BY-LAWS

AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION OF

COMPUTER TASK GROUP, INCORPORATED

(Additions are underlined, deletions are struck out)

Article 7 of the Company’s Restated Certificate of Incorporation shall be amended as follows:

7. (a) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible (but with not less than three directors in each class or such lesser numbers as may be permitted by law), as shall be provided in or pursuant to the By-laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987 and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director or cause, directly or indirectly, a decrease in the number of classes of directors, except as required by law.

(b) Notwithstanding paragraph (a) of this Article 7, in the event that the number of directors of the Corporation (i) shall be fixed at nine or a greater number or (ii) shall be fixed at a number that would, under law, permit the directors to be divided into three classes, then, at the next succeeding annual meeting of the shareholders of the Corporation (the “Three-Class Annual Meeting”), the directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible (but with no less than three directors in each class or such lesser number as may be permitted by law) as shall be provided in or pursuant to the By-laws of the Corporation. At the Three-Class Annual Meeting, one class shall be originally elected for a term expiring at the second succeeding annual meeting and another class shall be originally elected for a term expiring at the third succeeding annual meeting. The class of directors whose term, pursuant to paragraph (a) of this Article 7, would not have expired until the annual meeting next succeeding the Three-Class Annual Meeting shall complete the term for which such class was originally elected. At each annual meeting of the shareholders subsequent to the Three-Class Annual Meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring in the third year following the year of their election.

(c) Notwithstanding paragraphs (a) or (b) of this Article 7, commencing with the annual meeting of shareholders held in 2021, upon the expiration of their then-current terms, directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election. Accordingly, at the 2021 annual meeting of shareholders, directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2022 annual meeting of shareholders; at the 2022 annual meeting of shareholders, directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2023 annual meeting of shareholders; and at the 2023 annual meeting of shareholders and at each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election. All directors, subject to such director’s earlier death, resignation, retirement, disqualification or removal from office, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor is duly elected and qualified.

(~~c~~d) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; provided, that, if the number of directors then in office is less than a quorum, such newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. Any director elected in accordance with the preceding sentence shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until such director’s successor shall have been elected and qualified.

(~~d~~e) Shareholder nominations of director candidates and shareholder proposals shall be made in the manner provided in the By-laws.

AMENDMENT TO

RESTATED BY-LAWS OF

COMPUTER TASK GROUP, INCORPORATED

(Additions are underlined, deletions are struck out)

Article III of the Company’s Restated By-laws shall be amended as follows:

ARTICLE III

Directors

Section 1. Number, Qualification and Election. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board. The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into two classes as nearly equal in number as possible (but with not less than three directors in each class or such lesser number as may be permitted by law), as determined by the Board, one class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987 and another class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election.

Notwithstanding the immediately preceding paragraph, in the event that the number of directors of the Corporation (i) shall be fixed at nine or a greater number or (ii) shall be fixed at a number that would, under law, permit the directors to be divided into three classes, then, at the next succeeding annual meeting of the shareholders of the Corporation (the “Three-Class Annual Meeting”), the directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible (but with no less than three directors in each class or such lesser number as may be permitted by law) as shall be provided in or pursuant to the By-laws of the Corporation. At the Three-Class Annual Meeting, one class shall be originally elected for a term expiring at the second succeeding annual meeting and another class shall be originally elected for a term expiring at the third succeeding annual meeting. The class of directors whose term, pursuant to the immediately preceding paragraph, would not have expired until the annual meeting next succeeding the Three-Class Annual Meeting shall complete the term for which such class was originally elected. At each annual meeting of the shareholders subsequent to the Three-Class Annual Meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring in the third year following the year of their election.

Notwithstanding the immediately preceding two paragraphs, commencing with the annual meeting of shareholders held in 2021, upon the expiration of their then-current terms, directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election. Accordingly, at the 2021 annual meeting of shareholders, directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2022 annual meeting of shareholders; at the 2022 annual meeting of shareholders, directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2023 annual meeting of shareholders; and at the 2023 annual meeting of shareholders and at each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election. All directors, subject to such director’s earlier death, resignation, retirement, disqualification or removal from office, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor is duly elected and qualified.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director or cause, directly or indirectly, a decrease in the number of classes of directors, except as required by law. All the directors shall be at least 21 years of age.

002CSN93CB

APPENDIX B

Proxy – Computer Task Group, Incorporated

Notice of 2018 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Valerie Rahmani and David H. Klein and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(k) Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Thursday, July 26, 2018 at 10:00 a.m. Eastern time or any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

[IMPORTANT ANNUAL MEETING INFORMATION]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[ X ]

Annual Meeting Proxy Card

A.	Proposals – The Board recommends a vote FOR all nominees and Proposals 2, 3 and 4.

1.	Election of Class III Directors:

01 – Arthur W. Crumlish For [ ] Withhold [ ]

02 – Daniel J. Sullivan For [ ] Withhold [ ]

2.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers. For [ ] Against [ ] Abstain [ ]

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2018 fiscal year. For [ ] Against [ ] Abstain [ ]

4.	To approve amendments to the Company’s Restated Certificate of Incorporation and Restated By-Laws to declassify the Board for the annual election of directors. For [ ] Against [ ] Abstain [ ]

5.	To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

B.	Non-Voting Items

Change of Address – Please print your new address [                                                                                 ]

Comments – Please print your comments here [                                                         ]

Meeting Attendance – Mark the box to indicate if you plan to attend the Annual Meeting [  ]

C.	Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date [            /        /            ] Signature 1 [                                                     ] Signature 2 [                                                     ]